Pinnacle and Avenue to Combine Forces Creating Nashville’s Bank M. Terry Turner, President and CEO – Pinnacle Financial Harold R. Carpenter, EVP and CFO – Pinnacle Financial January 29, 2016 Exhibit 99.2

Safe Harbor Statement Forward Looking Statements All statements, other than statements of historical fact, included in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to Pinnacle Financial Partners, Inc. (“Pinnacle”) and Avenue Financial Holdings, Inc. (“Avenue”) of the proposed merger, Pinnacle’s future financial and operating results (including the anticipated impact of the proposed merger and Pinnacle’s investment in Bankers Healthcare Group, LLC (“BHG”) on Pinnacle’s earnings and tangible book value) and Pinnacle’s and Avenue’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle and Avenue to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Avenue’s shareholders to approve the proposed merger, (6) the amount of the costs, fees, expenses and charges related to the proposed merger, (7) the ability to obtain required governmental approvals of the proposed terms of the merger, (8) reputational risk and the reaction of the parties’ customers to the proposed merger, (9) the failure of the closing conditions to be satisfied, (10) the risk that the integration of Avenue’s operations with Pinnacle’s will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Pinnacle’s issuance of additional shares of its common stock in the merger, (13) general competitive, economic, politics of and market conditions ,(14) failure of the closing conditions to Pinnacle’s additional investment in BHG to be satisfied, and (15) the increased cost and/or decreased revenues associated with exceeding $10.0 billion in total assets will exceed current estimates. Additional factors which could affect the forward looking statements can be found in Pinnacle’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, or Avenue’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle and Avenue disclaim any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.   Additional Information and Where to Find It In connection with the proposed merger, Pinnacle intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to register the shares of Pinnacle’s common stock that will be issued to shareholders of Avenue in connection with the proposed merger. The registration statement will include a proxy statement/prospectus (that will be delivered to Avenue’s shareholders in connection with their required approval of the proposed merger) and other relevant materials in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AVENUE AND THE MERGER. Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or Avenue Financial Holdings, Inc., 111 10th Avenue South, Suite 400, Nashville, TN 37203, Attention: Investor Relations (615) 252-2265. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Pinnacle and Avenue, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Avenue in respect of the proposed merger. Certain information about the directors and executive officers of Pinnacle is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 25, 2015 and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on March 10, 2015, and its Current Reports on Form 8-K, which were filed with the SEC on June 18, 2015, July 27, 2015, August 5, 2015 and September 3, 2015. Certain information about the directors and executive officers of Avenue is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 30, 2015, its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 30, 2015. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

Nashville is one of the most attractive markets in the US Area Development’s top states for doing business Milken Institute’s “Best Performing Cities Index” list Business Insiders’ hottest American cities for 2016 Business Facilities’ leading city for economic growth potential Creating Nashville’s Bank

PNFP and AVNU have identical responses to the opportunity Common vision to be Nashville’s bank An engaging culture resulting in “Best Bank to Work For” Reliance on client experience to take share from regionals A fiercely competitive approach to business development Creating Nashville’s Bank

The combination accelerates what is best about both banks AVNU has a commercial focus, like PNFP AVNU produces outsized organic growth, like PNFP AVNU is poised for rapid growth in operating leverage, like PNFP AVNU has pristine asset quality, like PNFP A Strategically Compelling Combination

The combination produces meaningful shareholder value $10.8 billion in pro forma assets Accretive to first full year’s EPS Approximately 4% of long term EPS accretion (even after costs of exceeding $10 billion) Less than 1% dilutive to TBV at closing IRR > 20% A Strategically Compelling Combination

Avenue Produces Outsized Organic Growth Since its founding in 2007, Avenue has produced Pinnacle-like organic growth Assets Loans Deposits Tangible Common Equity Source: SNL Financial, Company Documents Note: Dollars in millions 2009 – 2015 CAGR : 20% 2009 – 2015 CAGR : 22% 2009 – 2015 CAGR : 23% 2009 – 2015 CAGR : 13%

Avenue has matured to the point of rapid operating leverage, much like Pinnacle Net Income to Common ROAA Net Interest Margin Efficiency Ratio Avenue is Poised for Rapid Operating Leverage (1) Profitability metrics adjusted for negative provision Source: SNL Financial, Company Documents Note: Dollars in thousands (1) (1)

Avenue’s disciplined credit culture has produced outstanding asset quality NPLs / Loans NPAs / Assets ALLL / Gross Loans NCOs / Avg. Loans Source: SNL Financial, Company Documents Note: Nonperforming loans and assets include TDRs Avenue has Pristine Asset Quality

Source: SNL Financial Note: Financial data as of December 31, 2015 per call reports; excludes purchase accounting adjustments Avenue’s loan mix highlights its commercial orientation Avenue’s Commercial Strategy is Like Pinnacle’s

Source: SNL Financial; Company Documents Note: Financial data as of December 31, 2015; excludes purchase accounting adjustments Avenue’s deposit mix highlights its commercial orientation Avenue’s Commercial Strategy is Like Pinnacle’s

Comprehensive Due Diligence Overview Key Focus Area Action Observation Risk Management Key risk managers at Pinnacle participated in due diligence including CEO, CFO, CAO, CCO, CRM, etc. Avenue risk management practices similar to Pinnacle EWRM practices Credit Detailed loan reviews on approximately 70% of the non-consumer loan portfolio Client selection process consistent No pro-forma loan concentration concerns Strong credit metrics Asset / Liability Sensitivity Detail review of investment securities and various interest rate risk scenarios Slightly liability sensitive due to loan floors Expect some modest NIM dilution post conversion Non-core Funding Deposit book reviewed with emphasis on liquidity risk and deposit concentrations Similar to Pinnacle, heavy reliance on commercial segment Non core funding is slightly higher than Pinnacle’s Compliance Compliance functions reviewed by Pinnacle EWRM manager Avenue has developed an effective compliance risk management infrastructure IT & Operations Pinnacle due diligence team gained meaningful understanding of IT and operational practices No material systems integration issues discovered. IT cancelation fees included in one-time charges Personnel Practices and Policies Pinnacle due diligence team gained understanding of personnel practices and policies HR practices generally consistent with Pinnacle

Transaction Structure Consideration $2.00 per share in cash 0.36 shares of PNFP common stock 90% stock / 10% cash based on fully-diluted shares outstanding Avenue’s unexercised outstanding options cashed out at $20.00 per share Transaction Value(1) $201.4 million $19.29 per share Price / Q4 ’15 Tangible Book Value: 219% Price / 2016 Earnings: 23.0x Price / 2016 Earnings w/ cost saves: 11.4x (1) Based on Avenue’s 10,306,055 common shares outstanding, 262,639 options outstanding with a WAEP of $10.00 and PNFP’s 10-day average closing stock price of $48.03 as of January 28, 2016. Assumes all stock options are cashed out at closing. Does not include $20 million of subordinated debt issued by Avenue that will be assumed by Pinnacle. Avenue Leadership Key leadership agreed to three-year agreements 2 board seats contemplated by Definitive Agreement Additionally, Pinnacle will invite two other AVNU board members to join the PNFP board post-merger Expected Closing Late second or early third quarter 2016 Customary regulatory and Avenue shareholder approvals required PNFP shareholder approval is not required System conversions anticipated in 4Q16

Key Transaction Assumptions Purchase Accounting Adjustments Mark to loan portfolio of approximately $11.1 million, equal to the projected ALLL at closing Mark to OREO of 10% Core deposit intangible of 1.5% amortized straight-line over 8 years Cost Savings 40% cost savings Approximately 75% phase-in for 4Q2016; 100% thereafter Merger Related Charges Approximately $12 million after-tax Revenue Opportunities No revenue synergies are contemplated in merger model; nevertheless: -Increased lending limits will yield incremental loan growth for AVNU -PNFP’s commercial mortgage capacity provides meaningful growth opportunity to AVNU CRE clients -AVNU’s on-balance sheet residential mortgage product as well as their expertise in the music segment can be leveraged throughout PNFP -PNFP’s brokerage, trust, and other wealth management services should produce incremental fee income

Financial Impact EPS Impact ~1.0% accretive in 2016 ~4.0% accretive in 2017 Tangible Book Value Impact Less than 1.0% dilutive to tangible book value at close, earn-back period estimated to be approx. 2.0 yrs (1) Pro Forma Consolidated Capital ~8.4% TCE / TA ~9.2% Leverage Ratio ~11.5% Total Risk Based Capital IRR In excess of 20% Note: (1) Cross-over method utilized in calculation of tangible book value earn-back ; “Simple” method would result in an earn-back of 1.8 years.

5-Year Horizon Develop market leadership in four Tennessee markets Pursue attractive merger candidates within current markets Expand CRE asset class Increase assets beyond $10B Increase capital allocation to fee businesses that can drive shareholder value Continued focus on bottom line results Pinnacle Building for the Future PNFP continues to work its long-term plan AVNU merger is financially attractive to both shareholder groups Nashville franchise offers significant revenue opportunities in C&I, CRE and affluent segments AVNU and increased BHG stake are meaningfully accretive to long term plan

Appendix Overview of Avenue Financial Holdings Avenue 5-year Financial Summary Purchase Price Reconciliation Projected Impact of Crossing $10.0 Billion Threshold Nashville and Tennessee Market Demographics Deposit Market Share – Tennessee Deposit Market Share – MSAs Summary of BHG January 19, 2016 Announcement

Overview of Avenue Financial Holdings Founded in 2007 5 offices located in the Nashville MSA Experienced management team with extensive local relationships Commercial business model with impressive non-interest income generation Strong financial performance momentum Source: SNL Financial; Company Documents Nashville PNFP Avenue

Avenue 5-Year Financial Summary

Dollar Values in Millions, Except Per Share Amounts

	For the Fiscal Year Ended,				
	2011Y	2012Y	2013Y	2014Y	2015Y
Balance Sheet					
Total Assets	$626	$723	$890	$998	$1,162
Net Loans	389	461	571	713	836
Deposits	482	591	706	803	970
Gross Loans / Deposits	82%	77%	81%	86%	89%
Capital					
Total Equity	$81	$85	$82	$92	$95
Total Common Equity	62	66	63	73	95
Tangible Equity / Tangible Assets	12.60%	11.41%	8.96%	8.91%	7.92%
Tangible Common Equity / Tangible Assets	9.56%	8.78%	6.82%	7.00%	7.92%
Leverage Ratio	11.75%	10.92%	9.12%	9.21%	8.23%
Tier 1 Capital Ratio	15.01%	13.58%	11.46%	10.62%	9.34%
Total Capital Ratio	16.26%	14.80%	12.52%	14.00%	12.33%
Earnings & Profitability					
Net Income	$13.9	$2.7	$4.0	$5.6	$6.9
Provision Expense	1.1	1.6	1.6	1.6	2.0
ROAA	2.38%	0.41%	0.50%	0.60%	0.65%
ROAE	22.90%	3.26%	4.71%	6.37%	7.49%
Net Interest Margin	3.08%	3.02%	3.24%	3.36%	3.29%
Non-Int Inc. / Avg. Assets	0.47%	0.71%	0.57%	0.49%	0.61%
Non. Int. Exp. / Avg. Assets	2.20%	2.01%	1.99%	2.07%	2.55%
Efficiency Ratio	79.8%	78.2%	71.7%	70.2%	67.8%
Asset Quality					
NPLs / Loans	1.13%	1.47%	0.61%	0.50%	0.07%
NPAs / Assets	1.38%	1.36%	0.79%	0.70%	0.09%
Reserves / NPLs	143.58%	97.34%	203.22%	238.20%	NM
Reserves / Loans	1.63%	1.43%	1.25%	1.18%	1.19%
NCOs / Average Loans	0.05%	0.36%	0.22%	0.05%	0.06%
Yield and Cost					
Yield on Loans	4.69%	4.56%	4.42%	4.33%	4.24%
Yield on Earning Assets	4.08%	3.83%	3.72%	3.78%	3.81%
Cost of Deposits	0.93%	0.69%	0.47%	0.40%	0.39%
Cost of Interest Bearing Liabilities	1.18%	0.99%	0.60%	0.55%	0.70%

Note: December 31, 2015 regulatory capital ratios have yet to be finalized
Source: SNL Financial, Company Documents

19

Pinnacle FINANCIAL PARTNERS

Purchase Price Reconciliation Reflects PNFP’s trailing 10-day average closing price as of January 28, 2016 Assumes no options are exercised prior to closing Does not include $20 million of subordinated debt issued by Avenue that Pinnacle will assume For each share of Avenue common stock, the AVNU shareholder will receive: $2.00 fixed in cash (10% cash * $20 fixed cash price per share) 0.360 PNFP common shares (90% stock * 0.4000x fixed exchange) (3) (2)

Projected Impact of Crossing $10.0 Billion Threshold PNFP’s approach to being a $10+ billion franchise No change to merger strategy – in market, strategic fit Continued reliance on organic growth strategy in TN to build balance sheet to absorb additional costs Durbin and FDIC are significant to operating results DFAST will require incremental investment with time (millions of dollars)

Tennessee Market Demographics Source: SNL Financial Note: Deposit data as of June 30, 2015

Deposit Market Share – Tennessee PNFP strengthens its Tennessee footprint Greater than $7.0B in pro forma deposits Supplements #5 ranking Source: SNL Financial Note: Deposit data as of June 30, 2015; Pending ownership, including banks and thrifts

Deposit Market Share – MSAs Source: SNL Financial Note: Deposit data as of June 30, 2015; Pending ownership, including banks and thrifts

Deposit Market Share – MSAs Source: SNL Financial Note: Deposit data as of June 30, 2015; Pending ownership, including banks and thrifts

Bankers Healthcare Group, Inc. (“BHG”) transaction announced January 19, 2016 – A privately-owned commercial finance company operating in the healthcare sector PNFP ownership position increasing from 30% - 49% Approximately 5% accretion to 2017 earnings Minimal dilution to TBV with earn-back less than 1 year (1) Over the past three years, BHG’s pre-tax earnings growth has surpassed expectations 2013: $23.5 million 2014: $45.4 million 2015: $77.7 million Note: (1) Cross-over method utilized in calculation of tangible book value earn-back Pinnacle Building for the Future